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                                                                 EXHIBIT 10.4

                  NON-COMPETITION AND CONFIDENTIALITY AGREEMENT
                  ---------------------------------------------

         THIS AGREEMENT is made as of April 4, 1996, between LANCE H. WOELTJEN, an individual resident of San Luis Obispo, California ("Shareholder"), and ROM TECH, INC., a Pennsylvania corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, contemporaneously with the execution and delivery hereof, the Company is acquiring all of the outstanding shares (the "Stock") of Virtual Reality Laboratories, Inc., a California corporation ("Virtual Reality"), pursuant to an Agreement and Plan of Reorganization, dated as of April 4, 1996, to which the Company, VR Acquisition Company ("Sub"), Virtual Reality and Shareholder are parties (the "Reorganization Agreement"); and

         WHEREAS, execution by Shareholder of this Agreement is a condition precedent to the Company's and Sub's respective obligations to perform under the Reorganization Agreement; and

         WHEREAS, by virtue of the purchase of the Stock, the Company and/or Sub are and will be engaged throughout the Area (as hereinafter defined) in the Business (as hereinafter defined) of the Company which was formerly conducted by Virtual Reality throughout the Area (the "Business"); and

         WHEREAS, prior to the consummation of such purchase, Shareholder was an owner of Virtual Reality and as a stockholder, director and officer of Virtual Reality served in various and significant capacities for Virtual Reality and,



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as such, had control over and was familiar with the business and affairs of
Virtual Reality; and

         WHEREAS, the parties to this Agreement acknowledge that the market for products of the type sold by Virtual Reality is worldwide, and the area where the goodwill of Virtual Reality has been established through sales, production, promotion and marketing of its products includes each of the states and counties in the United States, including each county in California; and

         WHEREAS, competition by Shareholder with the Company and/or Sub or use or disclosure by Shareholder of confidential and proprietary information of Virtual Reality will result directly in damage to the Company and/or Sub and their respective businesses, properties, assets, and goodwill and will cause the loss by the Company of the benefit of its bargain with Virtual Reality;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. The following terms shall have the definitions set forth below:

            (a) "Area" shall mean anywhere within the United States.

            (b) "Business" shall mean and include the business of selling or otherwise providing the same or similar goods and/or services sold or provided by Virtual Reality.

            (c) "Closing Date" shall mean the date of this Agreement.


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            (d) "Competing Business" shall mean any business, person or entity which is engaged in a business substantially the same as the Business.

            (e) "Confidential Information" shall mean and include, but shall not be limited to, all of the following materials and information (whether or not reduced to writing and whether or not patentable) pertaining to Virtual Reality, to which Shareholder has received access or develops or has developed in whole or in part as (i) a direct or indirect result of his performance of services for Virtual Reality or through the use of any of Virtual Reality's facilities or resources, or (ii) as a direct or indirect result of having been a shareholder, director, officer, partner or employee of Virtual Reality:

                (1) All items of information that could be classified as a trade secret pursuant to law;

                (2) The names and addresses of the customers, (not including distributors), of Virtual Reality and the nature and amount of business done with such customers;

                (3) The names and addresses of employees, suppliers and other business contacts of Virtual Reality;

                (4) The particular names, methods and procedures utilized by Virtual Reality in the conduct and advertising of its Business;

                (5) The discoveries, concepts and ideas, whether patentable or not, including without limitation, the nature and results of research and development activities, processes, techniques, "know-how", designs, drawings and specifications of Virtual Reality;


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                (6) Application, operating system, communication and other computer software and derivatives thereof, including without limitation, source and object codes, flowcharts, algorithms, coding sheets, routines, subroutines, compilers, assemblers, design concept and related documentation and manuals of Virtual Reality;

                (7) Production processes, marketing techniques, purchasing information, price lists, pricing policies, quoting procedures, financial information, customer names and requirements, customer data and other materials or information relating to Virtual Reality's manner of doing business;

                (8) Any other materials or information related to the Business or activities of Virtual Reality which are not generally known to others engaged in similar business activities; and

                (9) All inventions and ideas which are derived from or relative to Shareholder's access to or knowledge of any of the above enumerated materials and information.

         Company's, Sub's or Virtual Reality's failure to make and keep any of the foregoing confidential shall not affect its status as part of the Confidential Information under the terms of this Agreement.

         2. Shareholder covenants that he shall, for a period of three (3) years from and after the Closing Date, observe the following separate and independent covenants:

            (a) Agreement Not to Compete. Shareholder shall not within the Area, directly or indirectly, on his own behalf or in the service or on behalf of



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others, become financially interested in a Competing Business (other than as a holder of less than five percent of the outstanding voting securities of any entity whose voting securities are listed on a national securities exchange or quoted by the National Association of Securities Dealers, Inc. Automated Quotation System), or render any services to any Competing Business as an employee, consultant, partner, officer, director or in any other relationship whatsoever.

            (b) Agreement Not to Solicit Customers. Shareholder shall not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert, or appropriate, or attempt to solicit, divert, or appropriate, to any Competing Business, any person or entity whose account with Virtual Reality was sold or serviced by or under his direction or supervision while he was associated with Virtual Reality at any time prior to the Closing Date.

            (c) Agreement Not to Solicit Employees. Shareholder shall not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert, or hire away, to any Competing Business, any person employed by Virtual Reality, the Company or Sub, whether or not such employee is a full-time employee or a temporary employee of the Company, Sub or Virtual Reality and whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will.

            (d) Ownership and Non-Disclosure and Non-Use of Confidential Information. Shareholder acknowledges and agrees that all Confidential



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Information, and all physical embodiments thereof, are confidential to and shall be and remain the sole and exclusive property of the Company. Shareholder agrees that he will not: (i) disclose or make available any Confidential Information to any person or entity, or (ii) make or cause to be made, or permit, either on his own behalf or in the service or on behalf of others, any use of such Confidential Information.

         3. Shareholder acknowledges that Virtual Reality has been for many years, and that the Company and/or Sub are now, engaged in the Business throughout the Area; that as a stockholder, director or officer of Virtual Reality, he acquired unique knowledge of the customers, Business, and operations of the Virtual Reality; that the within and foregoing covenants are made by him in consequence of and as an inducement to the Company to acquire the Stock and to protect and preserve to the Company the benefit of its bargain in the acquisition of the Stock; that each of the above and foregoing covenants is reasonable and necessary to protect and preserve the benefits of such purchase; and that irreparable loss and injury would result should Shareholder breach any of the foregoing covenants.

         4. Each of the covenants hereinabove contained shall be deemed separate, severable, and independent covenants, and in the event any covenant shall be declared invalid by any court of competent jurisdiction, such invalidity shall not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein.

         5. If any of the covenants contained in Section 2, or any part thereof, is held to be unenforceable because of the duration of such provision or the



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scope of the subject matter thereof or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration, scope and/or area of such provision and, in its reduced form, said provision shall then be enforceable.

         6. In addition to all other remedies provided at law or in equity, the Company shall be entitled to both preliminary and permanent injunctions against Shareholder to prevent a breach or contemplated or threatened breach by Shareholder of any of the foregoing covenants, without the necessity of proving actual damages; and the existence of any claim, demand, cause of action, or action of Shareholder against the Company and/or Sub, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any such covenants. In the event of an actual breach of any of the foregoing covenants, the Company shall have the right to recover damages for all losses, actual and contingent, and the right to require Shareholder to account for and pay over to the Company all profits or other benefits (collectively "Benefits") derived or received by Shareholder as a result of any transactions constituting such breach, and Shareholder hereby agrees to account for and pay over such Benefits to the Company. Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or equity.

         7. The provisions of Sections 2 through 5 hereof shall be deemed to supplement the provisions of the Employment Agreement of even date between the Company and Shareholder ("Employment Agreement"). In the event of inconsistency



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between the terms of this Agreement and the Employment Agreement, this Agreement and the Employment Agreement shall be construed together so as to provide the broadest possible protection to the Company.

         8. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         9. This Agreement may be executed and delivered in any number of counterparts, each of which, when executed and delivered, shall be an original, but all of which shall together constitute one and the same agreement.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.


- - -------------------------------           -----------------------------------
            Witness                       LANCE H. WOELTJEN


                                          ROM TECH, INC.

                                          By:
                                             --------------------------------
                                             Joseph A. Falsetti, Chairman and
                                             Chief Financial Officer


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